EXHIBIT 10.32

SECOND AMENDMENT TO AMENDED AND RESTATED
LOAN AND SECURITY AGREEMENT

This Second Amendment to Amended and Restated Loan and Security Agreement (“Amendment”) is made and entered into as of March 2, 2004 by and between  Silicon Image, Inc., a Delaware corporation (“Borrower”), and Comerica Bank, successor by merger to Comerica Bank-California  (“Bank”).

RECITALS

A.            Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 27, 2002, as amended by an Amendment to Loan and Security Agreement dated as of February 20, 2003 (the “Loan Agreement”) pursuant to which Bank has agreed to extend and make available to Borrower certain credit facilities.

B.            Borrower desires that Bank amend the Loan Agreement upon the terms and conditions more fully set forth herein.

C.            Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to so amend the Loan Agreement.

D.            This Amendment, the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement), together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented, restated or superseded are hereinafter collectively referred to as the “Loan Documents.”

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Borrower and Bank hereby agree to amend the Loan Agreement as follows:

1.             Definitions.  Unless otherwise defined herein, all terms defined in the Loan Agreement have the same meaning when used herein.

2.             Amendments to Loan Agreement.

a.             The following defined terms contained in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

“Borrowing Base” means an amount equal to (x) eighty percent (80%) of Eligible Accounts less (y) a reserve for price concessions, in each case as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

“Equipment Advance” has the meaning set forth in Section 2.1(bb).

“Equipment Line” means a credit extension of up to Three Million Dollars ($3,000,000).

“Equipment Maturity Date” means August 1, 2006.

“LIBOR Addendum” means the Amended and Restated LIBOR Addendum to Loan and Security Agreement dated as of the Second Amendment Effective Date.

“Revolving Line” means a credit extension of up to Ten Million Dollars ($10,000,000).

“Revolving Maturity Date” means March 1, 2005.(1)

“Second Amendment Effective Date” means March 2, 2004.

b.             Section 2.1(b) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(b)         Oracle Equipment Advance.  On or about February 20, 2003, Bank made a one-time equipment advance to Borrower (the “Oracle Equipment Advance”) which Borrower used to finance software licensed from Oracle Corporation.  Interest on the Oracle Equipment Advance shall accrue from the date thereof at the rate specified in Section 2.3(a)(iv) and shall be payable monthly on the last day of each month so long as the Oracle Equipment Advance is outstanding.  The Oracle Equipment Advance is payable in twenty-four (24) equal monthly installments of principal, plus all accrued interest, beginning on March 1, 2003, and continuing on the first day of each month thereafter through February 1, 2005, at which time the remaining outstanding principal, plus all accrued interest, on account of the Oracle Equipment Advance shall be due and payable to Bank. The Oracle Equipment Advance, once repaid, may not be reborrowed.  Borrower may prepay the Oracle Equipment Advance without penalty or premium.”

c.             The following new Section 2.1(bb) is hereby added to the Loan Agreement immediately after Section 2.1(b) thereof:

“(bb)       Equipment Advances.

(i)            Subject to and upon the terms and conditions of this Agreement, at any time from the date hereof through August 31, 2004, Bank agrees to make advances (each an “Equipment Advance” and, collectively, the “Equipment Advances”) to Borrower in an aggregate amount not to exceed the Equipment Line.  Each Equipment Advance shall not exceed one hundred percent (100%) of the paid invoice amount of equipment approved by Bank from time to time (which Borrower shall, in any case, have purchased within 90 days of the date of the corresponding Equipment Advance), excluding taxes, insurance, shipping, warranty charges, freight discounts, installation, and maintenance expense. Notwithstanding the foregoing, (i) no

(1) 364 days from the date of the amendment.

more than 50% of the Equipment Line may be used to finance software and other soft costs, (ii) no Equipment Advance shall be in an amount of less than Two Hundred Fifty Thousand Dollars ($250,000), and (iii) Bank will finance equipment purchased up to 180 days prior to the Second Amendment Effective Date in the initial Equipment Advance.

(ii)           Interest shall accrue from the date of each Equipment Advance at the rate specified in Section 2.3(a)(ii), and shall be payable monthly on the last day of each month so long as any Equipment Advances are outstanding.  Any Equipment Advances that are outstanding on September 1, 2004 shall be payable in twenty-four (24) equal monthly installments of principal, plus all accrued interest, beginning on September 1, 2004, and continuing on the first day of each month thereafter through the Equipment Maturity Date, at which time all amounts owing under the Equipment Line and any other amounts owing under this Agreement shall be immediately due and payable.  Equipment Advances, once repaid, may not be reborrowed.  Borrower may prepay any Equipment Advances without penalty or premium except as otherwise provided in the LIBOR Addendum.

(iii)          When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Pacific time three (3) Business Days before the day on which the Equipment Advance is to be made.  Such notice shall be substantially in the form of Exhibit B.  The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for any Equipment to be financed.”

d.             Section 2.3(a)(ii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)         Equipment Advances.  Except as set forth in Section 2.3(b), each Equipment Advance, which shall be a Prime Rate Option Advance or a LIBOR Option Advance as elected by Borrower pursuant to the terms set forth in the LIBOR Addendum, shall bear interest on the outstanding Daily Balance thereof, at the applicable rate set forth in the LIBOR Addendum.”

e.             Section 2.3(a)(iii) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“(ii)         Term Advances.  Except as set forth in Section 2.3(b), each Term Advance, which shall be a Prime Rate Option Advance or a LIBOR Option Advance as elected by Borrower pursuant to the terms set forth in the LIBOR Addendum, shall bear interest on the outstanding Daily Balance thereof, at the applicable rate set forth in the LIBOR Addendum.”

f.              Section 2.5 of the Loan Agreement is hereby amended by adding the following new subsections (d) and (e):

“(d)         Revolving Line Renewal Fee.  (i) On or before the Second Amendment Effective Date, a Revolving Line Renewal Fee equal to $25,000, which shall be nonrefundable as of the Second Amendment Effective Date; and (ii) on or before the Revolving Maturity Date and each anniversary thereof, a Revolving Line Renewal Fee equal to 0.25% times the Revolving Line in effect immediately after such date, which fee shall be payable only if Bank elects in its sole and absolute discretion to extend the Revolving Maturity Date then in effect for an additional 364 days.

(e)           Equipment Line Commitment Fee.  On or before the Second Amendment Effective Date, a one-time Equipment Line Commitment Fee equal to $7,500, which shall be nonrefundable as of the Second Amendment Effective Date.”

g.             Section 6.11 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“6.11       Maximum Quarterly Net Loss.  Borrower’s net income for each fiscal quarter shall be at least $1.00; provided that, commencing with the fiscal quarter ending December 31, 2003, Borrower may have a net loss not to exceed $500,000 for not more than one fiscal quarter during the term hereof.  For purposes of this Section 6.11, net loss and net income shall be calculated on standard GAAP principles for net income and net loss, adding back any non-cash, non-recurring expenses such as non-cash stock compensation expenses, cash and non-cash restructuring charges, cash patent expense costs, amortization and impairment of intangible assets, and legal expenses related to the patent infringement suit against Genesis (as described in the Schedule).”

h.             Exhibit C to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

i.              Exhibit D to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit D attached hereto.

j.              Section 6.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“6.3    Financial Statements, Reports, Certificates.    Borrower shall deliver the following to Bank: (a) as soon as available, but in any event within forty five (45) days after the end of each quarter, a company prepared consolidated balance sheet, income, and cash flow statement covering Borrower’s consolidated operations during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer; (b) as soon as available, but in any event within ninety (90) days after the end of Borrower’s fiscal year, audited consolidated financial statements of Borrower prepared in accordance with GAAP, consistently applied, together with an unqualified opinion on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank; (c) if applicable, copies of all statements, reports and notices sent or made available generally by Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission; (d) promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or any Subsidiary that could result in damages or costs to Borrower or any Subsidiary of One Million Dollars ($1,000,000) or more; and (e) such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time generally prepared by Borrower in the ordinary course of business.”

k.            Section 6.5 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

“6.5    Inventory; Returns.    Borrower shall keep all Inventory in good and marketable condition, free from all material defects except for Inventory for which adequate reserves have been made. Returns and allowances, if any, as between Borrower and its account debtors shall be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. Borrower shall promptly notify Bank of all returns and recoveries and of all disputes and claims, where the return, recovery, dispute or claim involves more than One Million Dollars ($1,000,000).”

3.             Ratification and Reaffirmation of Liens.  Borrower hereby ratifies and reaffirms the validity and enforceability of all of the liens and security interests heretofore granted pursuant to the Loan Documents, as collateral security for the Obligations, and acknowledges that all of such liens and security interests, and all Collateral heretofore pledged as security for the Obligations, continues to be and remains Collateral for the Obligations from and after the date hereof.

4.             Representations And Warranties.  Borrower represents and warrants that its representations and warranties in the Loan Documents continue to be true and complete in all material respects as of the date hereof after giving effect to this Amendment (except to the extent such specifically relate to another date) and that the execution, delivery and performance of this Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower.  Borrower further represents and warrants that, as of the date hereof after giving effect to this Amendment, no Event of Default has occurred and is continuing.

5.             Full Force And Effect; Entire Agreement.  Except to the extent expressly provided in this Amendment, the terms and conditions of the Loan Agreement and the other Loan Documents shall remain in full force and effect.  This Amendment and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof.  The parties hereto further agree that the Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Bank to Borrower and/or its affiliates.  Except as expressly set forth herein, the execution, delivery and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power or remedy of Bank under the Loan Agreement or any other Loan Document as in effect prior to the date hereof.

6.             Counterparts; Effectiveness.  This Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument.  This Amendment is effective as of the date first above written; provided that, as a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by Borrower;

(b)           the LIBOR Addendum, duly executed by Borrower;

(c)           the Revolving Line Renewal Fee and the Equipment Line Commitment Fee described in Section 2(f) above;

(d)           all reasonable Bank Expenses incurred through the date of this Amendment, including but not limited to, reasonable attorneys’ fees incurred in connection with this Amendment; and

(e)           such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

[signature page to follow]

In Witness Whereof, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first written above.

Borrower:

Silicon Image, Inc.,
a Delaware corporation

By:	/s/ Bob Gargus
Name: BOB GARGUS
Title: CFO

Bank:

Comerica Bank

By:	/s/ Guy Simpson
Name: Guy Simpson
Title: VICE PRESIDENT

EXHIBIT C

BORROWING BASE CERTIFICATE

Borrower: SILICON IMAGE, INC.	Lender: Comerica Bank

Commitment Amount: $10,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of		$
2.	Additions (please explain on reverse)		$
3.	TOTAL ACCOUNTS RECEIVABLE		$

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Amounts over 90 days due	$
5.	Balance of 25% over 90 day accounts	$
6.	Concentration Limits
7.	Foreign Accounts	$
8.	Governmental Accounts	$
9.	Contra Accounts	$
10.	Demo Accounts	$
11.	Intercompany/Employee Accounts	$
12.	Other (please explain on reverse)	$
13.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS		$
14.	Eligible Accounts (#3 minus #13)		$
15.	LOAN VALUE OF ACCOUNTS (80% of #14)		$
16.	Reserve for Price Concessions		$
17.	NET LOAN VALUE OF ACCOUNTS (#15 - #16)		$

BALANCES
18.	Maximum Loan Amount			$10,000,000
19.	Total Funds Available [Lesser of #18 or #17]		$
20.	Present balance owing on Line of Credit		$
21.	Outstanding under Sublimits (Letters of Credit)		$
22.	RESERVE POSITION (#19 minus #20 and #21)		$

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Comerica Bank.

SILICON IMAGE, INC.

By:	/s/ Bob Gargus
Authorized Signer

Exhibit D

COMPLIANCE CERTIFICATE

TO:                                                                            COMERICA BANK

FROM:                                                         SILICON IMAGE, INC.

The undersigned authorized officer of SILICON IMAGE, INC. hereby certifies that in accordance with the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank, as amended (the “Agreement”), (i) Borrower is in complete compliance for the period ending                    with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof.  Attached herewith are the required documents supporting the above certification.  The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Quarterly financial statements	Quarterly within 45 days	Yes	No
Annual (CPA Audited)	FYE within 90 days	Yes	No
10K and 10Q	(as applicable)	Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Monthly within 20 days when borrowing	Yes	No
Total amount of Borrower’s cash and investments	Amount: $	Yes	No
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $	Yes	No

Financial Covenant	Required	Actual	Complies

On a quarterly basis:
Adjusted Quick Ratio	1.50:1.00	:1.00	Yes	No
Tangible Net Worth	$30,000,000	$	Yes	No
Net Loss / Net Income	*	$	Yes	No
Maximum Annual Capital & Lease Expenditures	$5,000,000	$	Yes	No

* Borrower’s net income for each fiscal quarter shall be at least $1.00.  For purposes of Section 6.11, net loss and net income shall be calculated on standard GAAP principles for net income and net loss, adding back any non-cash, non-recurring expenses such as non-cash stock compensation expenses, cash and non-cash restructuring charges, cash patent expense costs, amortization and impairment of intangible assets, and legal expenses related to the patent infringement suit against Genesis (as described in the Schedule).

Comments Regarding Exceptions: See Attached.
No
Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

/s/ Bob Gargus	Verified:
SIGNATURE	AUTHORIZED SIGNER

CFO	Date:
TITLE
	Compliance Status	Yes
3/2/04
DATE